Exhibit 99.1

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Assure Holdings Expands Operational Footprint With First Neuromonitoring Case in Nevada

Company Begins Providing Services in Twelfth State

DENVER, October 8, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM; TSXV: IOM), a provider of intraoperative neuromonitoring services (“IONM”), is pleased to announce that it has performed its first neuromonitoring case in Nevada and has signed an agreement to provide IONM services for eight hospitals in the state, primarily in the Las Vegas metro area.

“We expect to grow rapidly in Nevada and are confident in our ability to take advantage of sizeable business development opportunities in the state,” said John A. Farlinger, Assure’s executive chairman and CEO. “On a per capita basis, Las Vegas is among the largest spine surgery markets in the nation. Over the next year, we anticipate that Nevada will be among Assure’s fastest growing markets.”

Assure will begin working with five surgeons that specialize in neurosurgery and orthopedic spine surgery. These surgeons perform approximately 2,000 procedures annually. Assure anticipates that the number of surgeons it provides service to in Nevada will expand in the future.

Over the past three years, Assure has expanded beyond its home base of Colorado and is now operating in twelve states: Texas, Louisiana, Utah, Pennsylvania, Michigan, South Carolina, Arizona, Kansas, Missouri, Nebraska and Nevada. This growth has been driven by the Company’s reputation for providing exceptional quality of service and unique clinical expertise. An additional driver to the Company’s growth is the increase in demand for neuromonitoring services across numerous medical procedures.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the company’s website at www.assureneuromonitoring.com.

4600 S. Ulster Street

Suite 1225

Denver, CO 80237

(720)287-3093

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s growth plans; the Company’s reputation in the IONM industry; the effects of the Company’s expansion into Texas and the Company’s ability to take advantage of expansion opportunities in the United States. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variation or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; that the Company’s actions taken during the COVID-19 health crisis will be effective;; the Company’s ability to take advantage of expansion and business development opportunities in Texas and the United States; the Company may not expand into new states or extend its reach within its current operational footprint; the demand for the Company’s for neuromonitoring services may not continue to increase; the Company may not maintain its strong reputation in the IONM industry; the Company’s new Texas partners may not continue to perform more than 400 procedures annually; the Company may not continue seeing positive impact from its medical device distributor outreach; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com